Execution Version

THE RIGHTS OF THE HOLDER HEREUNDER ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE AMENDED AND RESTATED SUBORDINATION AGREEMENT DATED AS OF NOVEMBER 20, 2013 AMONG FIFTH THIRD BANK, IPP HOLDING COMPANY, LLC, STREAMLINE HEALTH SOLUTIONS, INC. AND IPP ACQUISITION, LLC (AS AMENDED, SUPPLEMENTED OR MODIFIED FROM TIME TO TIME, THE “SUBORDINATION AGREEMENT”) AND PAYMENT OF ANY AMOUNT TO THE HOLDER HEREUNDER IS EXPRESSLY SUBORDINATE TO THE PRIOR PAYMENT OF THE FIFTH THIRD OBLIGATIONS (AS DEFINED IN THE SUBORDINATION AGREEMENT).
SUBORDINATED PROMISSORY NOTE

$900,000	Dated: November 20, 2013
Atlanta, Georgia
FOR VALUE RECEIVED, the undersigned, IPP ACQUISITION, LLC, a Georgia limited liability company (the “Company”) and STREAMLINE HEALTH SOLUTIONS, INC., a Delaware corporation (“Parent”), hereby promise to pay to the order of IPP HOLDING COMPANY, LLC, a Georgia limited liability company, (“Payee”), the principal sum of Nine Hundred Thousand Dollars ($900,000.00) (the “Principal”), together with Interest (as defined below), payable in accordance with the terms and conditions set forth herein. This Subordinated Promissory Note and any note issued in substitution for this note in accordance with the provisions hereof are referred to herein as the “Note.” Parent and the Company are each herein referred to individually or collectively, as the context requires, as “Maker”.
1.Asset Purchase Agreement and Settlement Agreement. This Note is issued by Maker on the date hereof pursuant to (i) the Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of December 7, 2011, by and between the Company, Payee, the members of Payee, and Parent, and (ii) the Settlement Agreement and Mutual Release, dated as of November __, 2013, by and between the Company, Payee, the members of Payee, and Parent (the “Settlement Agreement”), and is subject to the terms of both the Asset Purchase Agreement and the Settlement Agreement. Capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Asset Purchase Agreement. The payments required under this Note are subject to set-off by the Company or Parent from time to time pursuant to the terms of the Asset Purchase Agreement. Maker is not presentaly aware of any claims to rights of set-off pursuant to the terms of the Asset Purchase Agreement.
2.    Interest. The unpaid Principal amount actually outstanding under this Note shall accrue interest (“Interest”) at a per annum rate equal to eight percent (8%) from the date of this Note until the payment in full of all outstanding Principal and accrued Interest. Interest shall be payable quarterly in arrears on the first (1st) day of February, May, August, and November. Interest shall not compound. Interest shall be calculated on the basis of actual days elapsed over a 365-day year.
3.    Payment. Payments of Principal will be due and payable in three (3) equal annual installments of $300,000 on each of November 1, 2014, November 1, 2015, and November 1, 2016, respectively. All payments of Principal or Interest shall be made in lawful tender of the United States. If any date for payment of Principal or Interest is not a day on which banks are open for

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business in the State of Georgia (a “Business Day”), the date for such payment shall be the next succeeding Business Day.
4.    Prepayment. The Principal may be prepaid, in full or in part, at any time permitted by the Subordination Agreement; provided that Maker shall pay all accrued but unpaid Interest on the outstanding Principal concurrently with any such prepayment. Payments hereunder shall be credited first to costs and expenses due and payable hereunder, then to accrued and unpaid Interest, and the remainder to outstanding Principal payments in reverse order of maturity.
5.    Change of Control. Upon any Change of Control (as defined below), the outstanding Principal balance of this Note and all accrued and unpaid Interest shall thereupon become and thereafter be immediately due and payable in full without any presentment, demand or notice of any kind, all of which are hereby waived by Maker. As used in this Note, a “Change of Control” means: (a) a sale of all or substantially all of the assets of Parent and its subsidiaries (taken as a whole) in one transaction or a series of transactions; (b) a sale, transfer or other disposition of more than fifty percent (50%) of the outstanding capital stock of Parent having voting rights to any person or entity that is not a holder of outstanding voting capital stock of Parent on the date of this Note; or (c) any merger or consolidation of Parent with or into any other entity, other than a consolidation or merger in which the stockholders of Parent immediately prior to such transaction retain voting control of the consolidated or merged entity after such transaction.
6.    Events of Default. The occurrence of any of the following shall be deemed an event of default under this Note (each, an “Event of Default”): (a) Maker defaults in the payment of Principal or Interest on this Note when the same becomes due and payable, which failure has continued unremedied for a period of fifteen (15) days after receipt of written notice of such failure; (b) Maker fails to perform any obligation under this Note (other than as provided in clause (a) above) on the terms required under this Note, which failure has continued unremedied for a period of fifteen (15) days after receipt of written notice of such failure; (c) Maker shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under the federal bankruptcy laws, as now constituted or hereafter amended, or under any other bankruptcy, insolvency, or similar law now or hereafter in effect; (d) Maker shall suffer the commencement of an involuntary case or other proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under the federal bankruptcy laws, as now constituted or hereafter amended, or under any other bankruptcy, insolvency or similar law now or hereafter in effect, and such case or other proceeding shall not be vacated or dismissed within ninety (90) days after its commencement; (e) Maker shall suffer the entry of an order for relief by any court having jurisdiction in the premises in any involuntary bankruptcy case under the federal bankruptcy laws, as now constituted or hereafter amended; or (f) Maker shall suspend business, or consent to or suffer a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of any of its assets or affairs. Upon the occurrence of an Event of Default and during the continuation thereof, the Interest rate hereunder shall increase to eleven percent (11%) per annum. Time is of the essence with respect to Maker’s obligations under this Note.
7.    Acceleration. If an Event of Default occurs and is continuing, Payee, by written notice to Maker, may declare the Principal to be immediately due and payable. Upon such declaration, all outstanding Principal and Interest shall be due and payable immediately.

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8.    Unsecured Note. This Note shall not at any time be secured by the assets or properties of Maker.
9.    Subordination. The rights of Payee under this Note are subordinate to the prior payment of any amount due by Maker or Streamline Health, Inc. (“Streamline”) to Fifth Third Bank or its Affiliates (“Senior Lender”) pursuant to the credit agreements outstanding as of the date of this Note, as the same may be amended from time to time or pursuant to any subsequent credit agreement between Maker or Streamline and Senior Lender, or any amendment thereto. In addition to the obligations to Senior Lender under the Subordination Agreement, Payee agrees to enter into one or more subordination agreements to subordinate its rights under this Note to any replacement lender for Senior Lender on terms and conditions as are mutually agreeable between Payee and any such replacement lender.
10.    Suits for Enforcement. Upon the occurrence of any one or more Events of Default and during the continuation thereof, Payee may proceed to protect and enforce its rights hereunder by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right. Maker agrees to pay all reasonable out-of-pocket costs and expenses of Payee incurred in connection with the enforcement of this Note or any Event of Default under this Note, including, without limitation, the fees and expenses of counsel for Payee.
11.    Remedies Cumulative. No remedy herein conferred upon Payee is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.
12.    Remedies Not Waived. No course of dealing between Maker and Payee or any delay on the part of Payee in exercising any rights hereunder shall operate as a waiver of any right.
13.    Transfer Restrictions. This Note may not be transferred without the prior written consent of Maker.
14.    Replacement of Note. On receipt by Maker of an affidavit of an authorized representative of Payee stating the circumstances of the loss, theft, destruction or mutilation of this Note (and in the case of any such mutilation, on surrender and cancellation of such Note), Maker, at its expense, will promptly execute and deliver, in lieu thereof, a new Note of like tenor. If required by Maker, Payee must provide indemnity sufficient in the reasonable judgment of Maker to protect Maker from any loss which Maker may suffer if a lost, stolen or destroyed Note is replaced.
15.    Covenants Bind Successors and Assigns. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of Maker shall bind its successors and assigns, whether so expressed or not.
16.    Presentment. Presentment for payment, demand protest and notice of demand, notice of dishonor and notice of nonpayment and all other notices are hereby waived by Maker. No failure to accelerate the debt evidenced hereby by reason of an Event of Default hereunder, and no indulgence that may be granted from time to time, shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration

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or of the right of Payee thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by the laws of the State of Georgia; and Maker hereby expressly waives the benefit of any statute or rule of law or equity now provided or that may hereafter be provided that would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of Maker under this Note, either in whole or in part, unless Payee agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.
17.    Waiver. None of the rights or remedies of Payee are to be deemed waived or affected by failure to delay to exercise the same. All remedies conferred upon Payee by this Note shall be cumulative and none is exclusive, and such remedies may be exercised concurrently or consecutively at Payee’s option.
18.    Survival. All representations and warranties of Maker and Payee contained in this Note shall survive the execution and delivery of this Note and shall continue in full force and effect thereafter until the earlier of the date on which all Principal and Interest hereunder has been paid in full. All covenants and agreements of Maker and Payee contained in this Note shall survive the execution and delivery of this Note and shall continue in full force and effect thereafter in accordance with the terms hereof.
19.    Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and addressed in the manner specified in Section 13.4 of the Asset Purchase Agreement and shall be deemed duly delivered as provided in Section 13.4 of the Asset Purchase Agreement.
20.    Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to conflict of laws principles.
21.    Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof. Maker and Payee further agree to replace such invalid, illegal or unenforceable provision of this Agreement with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.
22.    Counterparts. This Note may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one in the same instrument, and facsimile transmissions of the signatures provided for below may be relied upon, and shall have the same force and effect, as the originals of such signatures.
23.    Headings. The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
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IN WITNESS WHEREOF, the undersigned have executed this Subordinated Promissory Note as of the date first written above.

STREAMLINE HEALTH SOLUTIONS, INC. By: /s/ Nicholas A. Meeks Name: Nicholas A. Meeks Title: SVP and CFO
IPP ACQUISITION, LLC By: /s/ Nicholas A. Meeks Name: Nicholas A. Meeks Title: SVP and CFO
IPP HOLDING COMPANY, LLC By: /s/ W. Ray Cross Name: W. Ray Cross Title: Sole Manager

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